Exhibit 99.2

Fidelity National Information Services Supplemental Materials 3rd Quarter 2008

Forward Looking Statements 3 This presentation contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward- looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward- looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the possibility that our acquisition of EFD/eFunds may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

Use of Non-GAAP Measures 5 FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted net earnings, free cash flow and organic revenues. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Organic revenue excludes eFunds during the periods being compared. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS's non-GAAP measures may be calculated differently from similarly-titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

FIS Third Quarter 2008 Earnings Conference Call Agenda 3rd Quarter 2008 Results Summary Market Overview Financial Review Q&A 7

Execution Earnings Figure 1 Figure 2 Figure 3 9

Capital Expenditures (in millions) Free Cash Flow (in millions) 102% Adjusted Net Earnings Execution Balance Sheet Management 1Q 2Q 3Q YTD-08 YTD-07 Figure 4 Figure 5 $31M Reduction 11

IFS EBS Int'l Retail Check IFS 1140 647 570 223 Diverse and Recurring Revenue YTD-08 Revenue by Vertical Community Institutions $1.1B U.S. Tier 1 & Tier 2 $647M International $570M Retail Check $223M Diverse revenue streams multiple market segments multiple products and services multiple geographies 86% recurring revenue Multi-year contracts Substantial early termination penalties Long conversion lead-times Low customer concentration Largest customer ~ 2% consolidated FIS Top 10 customers ~ 14% consolidated FIS 44% 25% 22% 9% Balanced Operating Model 13

Bank Failures and Consolidations (in millions) 15

Presentation Methods for Comparability 3rd Quarter 2008 And Prior Periods 4th Quarter 2008 And Future Periods Property Insight FIS Credit Services Homebuilders Financial Network Game Cash LPS Discontinued Discontinued Certegy Australia(1) Continuing Discontinued SEC Filings (1) The sale of Certegy Australia was completed on 10/13/2008. 17

FIS Revenue 3Q-08 vs. 3Q-07 19

International Revenue Figure 1 Figure 3 Figure 2 FIS Q3-08 Revenue Composition by Major Currency 21 Foreign Currency Exchange Rates Foreign Currency Exchange Rates Foreign Currency Exchange Rates Foreign Currency Exchange Rates LC/$ 9/30/08 10/24/08 Change Brazil 0.52 0.43 -17.3% Euro 1.43 1.28 -10.5% UK 1.80 1.62 -10.0% Year-Over-Year Growth Year-Over-Year Growth Year-Over-Year Growth 1Q08 2Q08 3Q08 Constant Currency 13.8% 27.7% 23.6% (1) Includes eFunds Revenue

FIS EBITDA and EBIT 3Q-08 vs. 3Q-07 23

FIS Adjusted Net Earnings 25

Consolidated Cash Flow Statements (in millions) 27

Long-term Debt 29

Full Year and 4th Quarter Earnings Guidance 31